Exhibit 99.1

      Staktek Holdings Reports Fourth Quarter and Full Year 2004
                           Financial Results

    AUSTIN, Texas--(BUSINESS WIRE)--Feb. 16, 2005--Staktek Holdings, Inc. (Nasdaq:STAK), a major provider of packaged memory stacking solutions, today announced financial results for the fourth quarter and full year ended December 31, 2004.

    Fourth Quarter Results

    Total revenue for the fourth quarter of 2004 was $17.7 million, exceeding the announced guidance of $14.6 million to $15.6 million. This represents an increase of 10% from $16.1 million in the third quarter of 2004, and a decrease of 18% from $21.5 million in the fourth quarter of 2003.
    Under generally accepted accounting principles (GAAP), operating income for the fourth quarter of 2004 was $2.9 million, or 16% of revenue. Fourth quarter net income available to common stockholders was $1.7 million, or $0.03 per diluted share. Excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation, operating income in the fourth quarter was $8.5 million, or 48% of revenue, and net income available to common stockholders was $5.6 million, or $0.11 per diluted share. Net income available to common stockholders was $4.9 million in the previous quarter, and $5.2 million in the fourth quarter of 2003. These amounts exclude non-cash expenses related to the amortization of acquisition intangibles and stock-based compensation in 2004, as well as certain acquisition-related costs in 2003. A reconciliation of GAAP results to these non-GAAP measures has been provided in the financial statement tables following the text of this press release.

    2004 Results

    Total revenue for the year ended December 31, 2004 was $73.6 million, an increase of 3% from revenue of $71.4 million for the year ended December 31, 2003.(1) Total services revenue was $41.0 million, a decrease of 22% from $52.5 million in 2003. License revenue was $32.6 million for 2004, a 73% increase from $18.8 million in the prior year.
    Under GAAP, operating income for the full year was $13.9 million, or 19% of revenue. Net income available to common stockholders for the year was $7.5 million, or $0.15 per diluted share. Excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation, operating income for the year was $36.5 million, or 50% of revenue, and net income available to common stockholders was $22.7 million, or $0.44 per diluted share.
    Cash, cash equivalents and short-term investments as of December 31, 2004 were $77.4 million, an increase of $7.7 million from $69.7 million on September 30, 2004. In addition, the company repurchased 473,000 shares on the open market under its repurchase program in the fourth quarter.
    "We are pleased with the results of the quarter, which can be attributed to a 7% increase in overall unit volume, and an 18% increase in revenue derived from our services business driven by strong seasonality typical of the fourth quarter," stated Jim Cady, President and Chief Executive Officer of Staktek. "Also during the quarter, we shipped additional system qualification units of our High Performance Stakpak, which is our Chip Scale Package solution, to additional customers, including semiconductor manufacturers and contract manufacturers. We believe this product is ideal for high-density memory applications that require the highest capacity in the smallest form factor without compromising electrical or thermal performance," stated Mr. Cady.
    Mr. Cady concluded, "2004 was a challenging year with multiple transitions causing supply and demand disruptions, and with increased competitive intensity due to planar high-density solutions from semiconductor manufacturers. In spite of these challenges, unit volumes for our technology increased by 50% from 2003, with most of the increase generated by our major licensee. Total revenue grew by just over 3%, and operating income increased by 13%, excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation in 2004, as well as certain acquisition-related costs in 2003. Looking ahead, demand remains strong for high-density memory in advanced server and network applications. The solid foundation of our product portfolio allows us to successfully meet current system requirements as well as address next-generation memory needs."

    Business Outlook

    Kirk Patterson, Vice President and Chief Financial Officer of Staktek, stated, "Our first quarter is typically impacted by a seasonal decline in demand. In addition to this seasonality, we also remain cautious about the potential for increased planar penetration as the industry continues the transition to 512-Mbit devices and to non-leaded packages."
    The company expects first quarter 2005 revenue to range between $14.4 million and $14.9 million, with services revenue to range between $7.0 million and $7.5 million. Based on preliminary information, license revenue is expected to be approximately $7.4 million. Diluted earnings per share on a GAAP basis is expected to range between $0.00 and $0.01, and diluted earnings per share between $0.05 and $0.06, excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation.

    Web Cast and Conference Call

    Staktek management will host a conference call and web cast with investors today, February 16, 2005, at 8:00 a.m. Central time (9:00 a.m. Eastern time) to discuss the fourth quarter and full year end financial results and the business outlook going forward. Investors and other interested parties may access the call by dialing 800-510-9691 in the U.S. (617-614-3453 outside of the U.S.), and entering the passcode 50060519 at least 15 minutes prior to the start of the call. In addition, a live audio web cast will be available through the Staktek web site at www.staktek.com. A replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode 47105525.

    Conferences

    Staktek management will be participating at the Morgan Stanley Semiconductor & Systems Conference scheduled for March 7-9 in Dana Point, California. In addition, the company will demonstrate its packaging technology at the Intel Developer Forum in San Francisco, California, on March 1-3, 2005. Additional information regarding these conferences will be posted to the Investor Relations section of the Staktek web site as more information is available.

    About Staktek Holdings

    Staktek is a major provider of IP and manufacturing services for the cost-effective miniaturization of electronic components and systems for original equipment manufacturers, silicon manufacturers, memory module manufacturers and contract manufacturers. Staktek's memory stacking solutions increase operational performance by doubling, tripling, or quadrupling memory in the same physical footprint as the underlying packaged component. With an IP portfolio of more than 100 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek employs approximately 400 people at its two world-class manufacturing locations in Austin and Reynosa, Mexico. For more information, visit http://www.staktek.com.

    Cautionary Language

    This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "may," "estimate," and similar expressions. These statements include, but are not limited to, our estimates of first quarter revenue and diluted earnings per share, both on a GAAP and non-GAAP basis, as well as our ability to meet current system requirements and address next-generation memory needs. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, the risks associated with having significant customer concentration and the impact on our operating results of a material decline in orders from any customer; the risk that we, or our customers, are unable to obtain adequate DRAM chips or other materials to meet our customers' needs; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risk that demand for our solutions is lower than expected; the risk that our new technologies are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risks associated with intellectual property litigation or other litigation; the risk that we incur problems in our US or Mexican manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; and the risks associated with our dependence on a few key personnel to manage our business effectively.
    For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, particularly our Form 10-Q filed on October 28, 2004, and our 424(b)(4) final prospectus filed on Feb. 6, 2004. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.
    Staktek is a trademark of Staktek Group LP. All other products names noted herein may be trademarks of their respective holders.

    Non-GAAP Financial Measurements

    In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, income available to common stockholders and earnings per diluted share on a basis excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation. Details of these excluded items are presented in one of the tables below, which reconciles the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the Q4 2004 earnings conference call can be found on the company's Web site at www.staktek.com.

(1) The results for the year ended December 31, 2003 are a combination of the results of Staktek Corporation, the company's predecessor, from January 1, 2003 through August 20, 2003, and the company's results from August 21, 2003 through December 31, 2003.


STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)

                                                Quarter Ended
                                       -------------------------------
                                        Dec. 31,   Sep. 30,  Dec. 31,
                                          2004       2004      2003
                                       ---------- ---------- --------
Revenue:
  Services                                $9,762     $8,249  $15,325
  License                                  7,909      7,820    6,202
                                       ---------- ---------- --------
      Total revenue                       17,671     16,069   21,527
Cost of revenue:
  Services                                 6,501      5,800    6,960
  Amortization of acquisition
   intangibles                             3,946      3,946    3,171
  Amortization of deferred stock-based
   compensation and
    stock compensation expense               139        154    1,935
                                       ---------- ---------- --------
      Total cost of revenue               10,586      9,900   12,066
                                       ---------- ---------- --------
Gross profit                               7,085      6,169    9,461
Operating expenses:
  Selling, general and administrative      1,785      2,167    2,496
  Research and development                   927        634      614
  Business restructuring and
   acquisition                                 -          -    1,096
  Amortization of acquisition
   intangibles                               464        463      732
  Amortization of deferred stock-based
   compensation and
    stock compensation expense             1,038      1,066    3,734
                                       ---------- ---------- --------
      Total operating expenses             4,214      4,330    8,672
                                       ---------- ---------- --------
Income from operations                     2,871      1,839      789
Other income (expense):
  Interest income                            220        111       13
  Interest expense                            (3)        (2)  (2,144)
  Other                                      (12)         8     (242)
                                       ---------- ---------- --------
Income (loss) before income taxes          3,076      1,956   (1,584)
Provision for income taxes                 1,390        736    1,470
                                       ---------- ---------- --------
Net income (loss)                          1,686      1,220   (3,054)
Preferred stock dividends                      -          -     (603)
                                       ---------- ---------- --------
Income (loss) available to common
 stockholders                             $1,686     $1,220  $(3,657)
                                       ========== ========== ========
Earnings (loss) per share:
  Basic                                    $0.03      $0.03      n/a
                                       ========== ==========
  Diluted                                  $0.03      $0.02      n/a
                                       ========== ==========
Shares used in computing earnings
 (loss) per share:
  Basic                                   48,880     48,214      n/a
  Diluted                                 51,001     51,685      n/a

n/a Earnings per share numbers for this period are not meaningful due to the significant change in the Company's capital structure in February 2004 as a result of the initial public offering.


STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                                                  Year Ended
                                          --------------------------
                                             Dec. 31,     Dec. 31,
                                               2004        2003(a)
                                          ------------ -------------
Revenue:                                                 (unaudited)
  Services                                    $41,047       $52,529
  License                                      32,579        18,826
                                          ------------ -------------
      Total revenue                            73,626        71,355
Cost of revenue:
  Services                                     26,104        29,576
  Amortization of acquisition intangibles      15,785         4,584
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                        601         1,955
                                          ------------ -------------
      Total cost of revenue                    42,490        36,115
                                          ------------ -------------
Gross profit                                   31,136        35,240
Operating expenses:
  Selling, general and administrative           8,431         6,482
  Research and development                      2,563         2,414
  Business restructuring and acquisition            -         5,828
  In-process research and development               -           700
  Amortization of acquisition intangibles       1,855         1,058
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                      4,376         3,756
                                          ------------ -------------
      Total operating expenses                 17,225        20,238
                                          ------------ -------------
Income from operations                         13,911        15,002
Other income (expense):
  Interest income                                 401           131
  Interest expense                             (1,210)       (3,119)
  Other                                           (28)         (295)
                                          ------------ -------------
Income before income taxes                     13,074        11,719
Provision for income taxes                      5,268         7,517
                                          ------------ -------------
Net income                                      7,806         4,202
Preferred stock dividends                        (266)         (872)
                                          ------------ -------------
Income available to common stockholders        $7,540        $3,330
                                          ============ =============
Earnings per share:
  Basic                                         $0.16           n/a
                                          ============
  Diluted                                       $0.15           n/a
                                          ============
Shares used in computing earnings per
 share:
  Basic                                        47,234           n/a
  Diluted                                      50,996           n/a

(a) The Company had no operations prior to August 21, 2003, other than in connection with the acquisition of Staktek Corporation. The results for the year ended December 31, 2003 are a combination of the results of Staktek Corporation, the Company's predecessor, from January 1, 2003 through August 20, 2003 and the Company's results from inception through December 31, 2003.

n/a Earnings per share numbers for this period are not meaningful due to the significant change in capital structure during this time period as a result of the acquisition. Additionally, the capital structure of the Company changed significantly in February 2004 as a result of the initial public offering.


STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                                  Quarter Ended
                                            --------------------------
                                            Dec. 31, Sep. 30, Dec. 31,
                                              2004     2004     2003
                                            -------- -------- --------
GAAP income from operations                  $2,871   $1,839     $789
Non-GAAP adjustments:
  Amortization of acquisition intangibles     4,410    4,409    3,903
  Amortization of deferred stock-based
   compensation and
    stock compensation expense                1,177    1,220    5,669
  Acquisition expenses                            -        -    1,096
                                            -------- -------- --------
    Total non-GAAP adjustments                5,587    5,629   10,668
                                            -------- -------- --------
Non-GAAP income from operations              $8,458   $7,468  $11,457
                                            ======== ======== ========

GAAP total revenue                          $17,671  $16,069  $21,527

Non-GAAP operating margin                        48%      46%      53%

GAAP income (loss) available to common
 stockholders                                $1,686   $1,220  $(3,657)
Total non-GAAP adjustments affecting income
 from operations                              5,587    5,629   10,668
Tax adjustment(a)                            (1,703)  (1,972)  (1,773)
                                            -------- -------- --------
Non-GAAP income available to common
 stockholders                                $5,570   $4,877   $5,238
                                            ======== ======== ========

GAAP diluted shares outstanding              51,001   51,685      n/a

Non-GAAP diluted earnings per share           $0.11    $0.09      n/a
                                            ======== ========

                                               Year Ended
                                            -----------------
                                            Dec. 31, Dec. 31,
                                              2004    2003(b)
                                            -------- --------
GAAP income from operations                 $13,911  $15,002
Non-GAAP adjustments:
  Amortization of acquisition intangibles    17,640    5,642
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                    4,977    5,711
  Acquisition expenses                            -    5,291
  In-process research and development             -      700
                                            -------- --------
    Total non-GAAP adjustments               22,617   17,344
                                            -------- --------
Non-GAAP income from operations             $36,528  $32,346
                                            ======== ========

GAAP total revenue                          $73,626  $71,355

Non-GAAP operating margin                        50%      45%

GAAP income available to common
 stockholders                                $7,540   $3,330
Total non-GAAP adjustments affecting
 income from operations                      22,617   17,344
Tax adjustment(a)                           (7,474)  (2,858)
                                            -------- --------
Non-GAAP income available to common
 stockholders                               $22,683  $17,816
                                            ======== ========

GAAP diluted shares outstanding              50,996      n/a

Non-GAAP diluted earnings per share           $0.44      n/a
                                            ========

(a) The non-GAAP tax adjustment represents the difference between the income tax provision calculated using the Company's applicable tax rate and the Company's effective tax rate.

n/a Earnings per share numbers for these periods are not meaningful due to the significant change in capital structure during 2003 as a result of the acquisition. Additionally, the capital structure of the Company changed significantly in February 2004 as a result of the initial public offering.

(b) The Company had no operations prior to August 21, 2003, other than in connection with the acquisition of Staktek Corporation. The results for the year ended December 31, 2003 are a combination of the results of Staktek Corporation, the Company's predecessor, prior to August 21, 2003 and the Company's results from inception through December 31, 2003.


STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

                                                Dec. 31,  Dec. 31,
                                                  2004      2003
                                               ---------- ---------
ASSETS
Current assets:
  Cash and cash equivalents                      $73,404   $31,165
  Investments                                      4,014         -
  Accounts receivable                              4,493    14,001
  Inventory held for others                            3     1,301
  Inventories                                        833       495
  Other current assets                             3,228     3,771
                                               ---------- ---------
    Total current assets                          85,975    50,733
Property and equipment, net                       10,162    10,095
Goodwill                                          28,466    29,726
Other intangibles, net                            30,447    46,988
Other assets                                         421         -
                                               ---------- ---------
    Total assets                                $155,471  $137,542
                                               ========== =========

LIABILITIES, REDEEMABLE PREFERRED STOCK AND
STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $714    $6,493
  Accrued liabilities                              2,568     6,221
  Deferred revenue                                   629         -
  Current maturities of capitalized lease
   obligations                                        53       115
  Notes payable and current maturities of long-
   term debt                                           -    12,500
                                               ---------- ---------
    Total current liabilities                      3,964    25,329
Capitalized lease obligations, less current
 maturities                                            -        51
Other accrued liabilities                            190        87
Deferred tax liabilities                           9,510    16,263
Long-term debt, less current maturities                -    30,625
Subordinated loan from related party                   -    34,500

Redeemable preferred stock                             -    30,372

Stockholders' equity:
  Capital stock                                  155,859    25,362
  Treasury stock                                  (1,982)        -
  Deferred stock-based compensation              (13,462)  (18,901)
  Unrealized loss on investments                      (2)        -
  Accumulated deficit                              1,394    (6,146)
                                               ---------- ---------
    Total stockholders' equity                   141,807       315
                                               ---------- ---------
    Total liabilities, redeemable preferred
     stock and stockholders' equity             $155,471  $137,542
                                               ========== =========


    CONTACT: Staktek Holdings, Inc.
             Kirk Patterson, 972-385-0286
             investors@staktek.com
             or
             Shelton Investor Relations
             Investor Contact
             Beverly Twing, 972-239-5119 ext. 126